Exhibit 99.1

Press Release

California Department of Forestry Awards Contract Valued at $5.4 Million

For RELM BK Radio Products

WEST MELBOURNE, Fla, Jan. 18 – RELM Wireless Corporation (OTC Bulletin Board: RELM - News) today announced the award of a contract to its dealer, Silverado Avionics, Inc., to provide BK Radio-brand portable two-way transceivers to the California Department of Forestry (CDF) for deployment in forests throughout the state.  The contract is effective immediately through June 30, 2007, and provides for purchases up to approximately $5.4 million.  It does not specify purchase dates or quantities of equipment.

RELM President and CEO David Storey commented, “As a long-time supplier to the U.S. Forest Service and the fire fighting community in general, we are very pleased that BK Radio continues to be the product of choice for CDF’s two-way radio communications needs.  This award is the successful culmination of the collaborative efforts of Silverado and the entire RELM team, and is a textbook example of the fundamental philosophy underlying all aspects of our business strategy; listening to customers’ requirements and meeting them.  In this case, we incorporated specific enhancements and functionality to our conventional VHF portable at CDF’s request, effectively customizing the product to their application.  This is just one of the ways in which RELM differentiates itself from competitors”.  Storey concluded, “We are looking forward to expanding our long-term relationship with Silverado and the CDF.”

For more than 55 years, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety, homeland security and government agencies, as well as radios for use in a wide range of commercial and industrial applications, including fleet and project coordination, on-site communications and corporate disaster recovery.  Revolutionary advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under the BK Radio and RELM brand names. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at http://www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: substantial losses incurred by the Company prior to 2003; reliance on overseas manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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Source:  RELM Wireless Corporation